Exhibit 10.26

SUBSCRIPTION AND INVESTMENT AGREEMENT
(SERIES C)
BY AND AMONG
BEACON ENERGY CORP.
THE INVESTORS IDENTIFIED HEREIN
AND
METALICO, INC.
MAY 15, 2008

SUBSCRIPTION AND INVESTMENT AGREEMENT
     THIS SUBSCRIPTION AND INVESTMENT AGREEMENT (this “Agreement”) is made as of May 15, 2008 by and among BEACON ENERGY CORP., a Delaware corporation (the “Company”), the investors identified on the signature pages hereto (each, an “Investor” and together, the “Investors”), and METALICO, INC., a Delaware corporation (“Metalico”).
RECITALS:
     WHEREAS, the Investors, severally and not jointly, have agreed to invest in the Company sums aggregating to                      Dollars ($                    ) (the “Investment”) in exchange for an aggregate of                                 shares of the Company’s Series C Common Stock, par value $.001 (the “Purchased Shares”) and the Company has agreed to issue the Purchased Shares to the Investors in exchange for the Investment in accordance with the allocations set forth on Schedule 2.1 hereto; and
     WHEREAS, the Company and the Investors wish to set forth herein their understandings and agreements pertaining to this transaction and the ownership by the Investors of the Purchased Shares; and
     WHEREAS, Metalico owns a substantial portion of the outstanding capital stock of the Company and will obtain material benefits from the Investments;
     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Investors and Metalico (individually each a “Party” and collectively, the “Parties”) hereby agree as follows:

ARTICLE I — DEFINITIONS
     SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Act” means the U.S. Securities Act of 1933, as amended.
     “Aggregate Purchase Price” has the meaning ascribed to such term in Section 2.2.
     “Closing Date” means May 15, 2008, or such earlier or later date that the Parties may agree to.
     “Common Stock” has the meaning ascribed to such term in the Company’s Certificate of Incorporation.
     “Investment” has the meaning ascribed to such term in the Recitals.
     “Person” means any natural person, corporation, business trust, limited liability company, joint venture, association, company or partnership.
     “Purchase Price” has the meaning ascribed to such term in Section 2.2.
     “Purchased Shares” has the meaning ascribed to such term in the Recitals.
     “Risk Factors” means the risk factors prepared by the Company and set forth in “Exhibit A” attached hereto.
     “Voting Agreement” means that certain agreement dated as of the date hereof by and among the Investors, the Company, Metalico and the other parties specified therein.
     “Stock Certificate” has the meaning ascribed to such term in Section 2.3.
ARTICLE II — PURCHASE OF SHARES
     SECTION 2.1. Purchase of Shares. On the Closing Date, each of the Investors will purchase, severally and not jointly, from the Company, and the Company will issue to each Investor, the Purchased Shares in accordance with the terms and conditions set forth herein and the allocations set forth on Schedule 2.1 hereto. Each Investor’s obligations under this Agreement are several and not joint obligations and no Investor shall have any obligation or liability for the performance or non-performance by any other Investor of such other Investor’s obligations under this Agreement.
     SECTION 2.2. Purchase Price. The purchase price for each Purchased Share is Thirty Six Dollars ($36.00) (the “Purchase Price”) and the aggregate purchase price for all the Purchased Shares by the Investors (the “Aggregate Purchase Price”) is                      Dollars ($                    ). The Purchase Price with respect to each of the Purchased Shares purchased by each Investor is payable in full by each such Investor to the Company in immediately available funds on the Closing Date.
     SECTION 2.3. Delivery of Stock Certificate. On the Closing Date, the Company will issue and deliver to each Investor a complete, original and duly executed stock certificate representing the Purchased Shares purchased by such Investor (the “Stock Certificate”), free and clear of any and all mortgages, pledges, liens, claims, encumbrances or security interests of any kind (“Liens”). Each Stock Certificate shall contain the following legends:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER SUCH ACT OR ANY THEN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IF REQUESTED BY THE COMPANY, THE HOLDER OF SUCH SHARES MUST PROVIDE TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY SUCH SALE, OFFER FOR SALE, PLEDGE OR HYPOTHECATION OF THE SHARES DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

SECTION 2.4. Conditions to Closing. The Investors’ obligations hereunder shall be subject to the consummation by the Company of the transaction contemplated by the Smithfield Agreement (as defined below); and a $1,000,008 investment by Mr. Agüero and/or entities controlled by him.
ARTICLE III — COVENANTS OF THE COMPANY
     SECTION 3.1. Financial and Other Reporting by the Company. The Company will deliver to each Investor with reasonable promptness:
          (i) that certain power point presentation and financial model of the Company dated as of April 16, 2008, as amended through the date hereof;
          (ii) audited financial statements of the Company as of the end of each fiscal year and unaudited financial statements at the end of each fiscal quarter;
          (iii) notice, after any officer of the Company obtains knowledge or notice, either written or oral, of any condition or event particular to the Company which could reasonably be expected to have a material adverse effect on the business, operations, or prospects of the Company; and
          (iv) any such other information and data with respect to the Company as from time to time may be reasonably requested by the Investor.
     SECTION 3.2. Use of Proceeds. The Company will use the proceeds of the sale of the Purchased Shares to fund its acquisition of certain assets of Smithfield Bioenergy pursuant to the terms and conditions of that certain Asset Purchase Agreement dated February 5, 2008, and amended by First Amendment to Purchase Agreement dated as of April 15, 2008, attached hereto as Exhibit 3.2 (as further amended, provided that the Investors have been provided a copy of, and approved, any such amendment(s)) by and between the Company and Smithfield Bioenergy LLC (the “Smithfield Agreement”), as well as the funding of various and ancillary start-up costs, the payment of general operating expenses including payroll, and other general corporate purposes.
               SECTION 3.3. Business of the Company. The business of the Company shall be to become a vertically integrated international biofuels production, storage, distribution and marketing company; to own farmland for the production of biofuels feedstock; and to acquire and operate existing biofuel production facilities.
               SECTION 3.4. Investor Relations Firm. On or before the effective date of the registration or acceptance for trading of the Company’s stock by a Trading Platform (as defined in Section 5.1), the Company shall retain an investor relations firm to promote the Company’s stock.
               SECTION 3.5. Anti-Dilution. Until the Platform Date (as defined in Section 5.1), the Company shall not issue any shares of common stock or securities convertible into or exercisable for shares of common stock at a price per share less than $36.00 (as such may be adjusted to account for any stock split, reverse stock split, merger or other corporate re-organization), except for options (and the shares of common stock underlying such options) under a stock option plan or similar arrangement approved by the Company’s Board of Directors.
               SECTION 3.6. Registration Rights. The Company shall not grant demand, piggyback or any other form of registration rights to any Person unless, prior to or simultaneously with any such grant, the Investors shall be granted registration rights on terms not less favorable than those granted to such person with respect to all the Purchased Shares and any and all other shares of capital stock of the Company then held or thereafter acquired by the Investors.
               SECTION 3.7. Public Trading Event. By its execution of this Agreement, the Company agrees to use its best efforts to cause a Public Trading Event to occur.
               SECTION 3.8. Amendment of Stock Agreements. The Company and Metalico agree not to amend any stock purchase agreements with any other investors without the Investors’ prior written consent.
ARTICLE IV — COMPANY REPRESENTATIONS AND WARRANTIES
     The Company hereby makes the following representations and warranties to each Investor as of the Closing Date:

     SECTION 4.1. Organization; Powers. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other Person, or (B) any participating interest in any Person, or (ii) control, directly or indirectly, any other Person.
     SECTION 4.2. Authorization; Conflicts. The execution, delivery and performance by the Company of this Agreement and the Voting Agreement has been duly authorized by all necessary corporate action on the part of the Company. Except as set forth on Schedule 4.2 hereto: (a) the Company is not in violation or default of any provision of (i) its Certificate of Incorporation or By-laws, or (ii) any material contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company is a party or any of its assets are bound; (b) the execution, delivery and performance of this Agreement, the Voting Agreement and the other agreements required to consummate the transactions contemplated hereunder and thereunder will not conflict with or, with or without notice or the lapse of time, result in any default or in any modification of any provision of the Company’s Certificate of Incorporation or By-laws (except for modifications necessary to reflect the terms of this Agreement, the Voting Agreement or any other agreement or document required by the terms hereof) or the terms of any contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which any of its assets are bound, or result in the creation of any Lien upon any of the properties or assets of the Company, or result in the loss or adverse modification of any license, permit, franchise, or other authorization granted to, otherwise held by or used by the Company; and (c) the execution, delivery and performance of this Agreement, the Voting Agreement or any other agreement or document required by the terms hereof by the Company will not violate any judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency having jurisdiction over the Company or any of the Company’s assets.
     SECTION 4.3. Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally.
     SECTION 4.4. Company Ownership. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and no shares of preferred stock, of which 646,986 shares of Common Stock are issued and outstanding. All of the outstanding shares of capital stock of the Company are or will be, by the Closing Date, validly issued, fully paid and non-assessable and, to the knowledge and expectation of the Company, are now owned or will be owned immediately after the Closing, of record and, to the knowledge of the Company, beneficially, in the amounts and by the persons as set forth in Schedule 4.4 free and clear of any Liens. The designation, powers, preferences, rights, qualifications, limitations and restriction in respect of the Purchased Shares are as set forth in the Company’s certificate of incorporation as it has been or may be amended from time to time and are valid, binding and enforceable in accordance with all applicable laws. The Purchased Shares, when issued, will be validly issued, fully paid and non-assessable and with no personal liability attaching to the ownership thereof and will be free and clear of all Liens. Except as set forth on Schedule 4.4, (i) there are no outstanding subscriptions, warrants, options, calls, commitments or other rights to purchase or acquire, or securities convertible into or exchangeable for, any capital stock of the Company, or any obligation of the Company to issue any thereof; (ii) there are no preemptive or participation rights with respect to the issuance or sale of the Company’s capital stock; and (iii) there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of the Company (whether or not the Company is a party thereto).
     SECTION 4.5. Financial Statements.  The Company has delivered to the Investors: (i) audited financial statements for the periods ending December 31, 2006 and December 31, 2007, and (ii) unaudited monthly financials for the months January, February and March, 2008 ((i) and (ii) collectively, the “Financial Statements”). The Financial Statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved and present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods then ended.
     SECTION 4.6. Subsidiaries; Investments. Except as set forth on Schedule 4.6 hereto, the Company does not directly or indirectly control or have any stock ownership or other proprietary interest in any other corporation, partnership, trust, association, joint venture or other entity.
     SECTION 4.7. Registration Rights. Other than as set forth on Schedule 4.7, the Company has not granted any rights to demand or require registration of any of its securities under the Act.

     SECTION 4.8. Securities Exemption. Assuming the relevant representations and warranties of the Investors are true, the sale and issuance of the Purchased Shares pursuant to this Agreement is exempt from the registration requirements of the Act and under applicable state securities laws, and the Company has not and will not take any actions which would cause the sales contemplated hereunder to be ineligible for such exemption.
ARTICLE V — PUBLIC TRADING EVENT
     SECTION 5.1 Public Trading Event. For purposes of this Section 5, “Public Trading Event” means the occurrence of one of the following
          (i) as of April 30, 2008, the Company shall have completed the filing of an appropriate application and required supporting materials with any of the following national securities exchanges or listing services providing a platform for public trading in the Company’s common stock: the American Stock Exchange, the New York Stock Exchange, the NASDAQ market, or the OTC Bulletin Board (each a “Traditional Trading Platform”) or
          (ii) as of July 31, 2008 completed an alternative listing arrangement through a reverse merger with a public shell, a listing on the Pink Sheets trading system, acquisition by a Special Purpose Acquisition Company (“SPAC”) or any other similar mechanism deemed appropriate by the Company’s Board of Directors (each a “Non-Traditional Trading Platform” and, collectively together with the Traditional Trading Platform each a “Trading Platform”).
     “Platform Date” shall mean the earlier to occur of (a) the date as of which a filing contemplated under clause (i) above of this Section 5.1 is declared “effective” by the Securities Exchange Commission and (b) the date as of which an arrangement contemplated under clause (ii) above of this Section 5.1 is completed.
     If the Company elects to cause a Public Trading Event to occur by making the filing contemplated in clause (i) above, the Company shall use its reasonable efforts to have its filed application, as such may be amended, declared “effective” by the Securities Exchange Commission no later than September 30, 2008. If the Company fails to have such filed application declared effective by September 30, 2008, it shall have until December 1, 2008 to complete a listing through a Non-Traditional Trading Platform.
     By its execution of this Agreement, the Company agrees to use its best efforts to cause a Public Trading Event to occur. By its execution of this Agreement, Metalico agrees to use its best efforts to seek the authorization of its Board of Directors, to the extent necessary, to cause or permit any actions by the Company necessary or appropriate to achieve a Public Trading Event and the effectiveness of any resulting registration or listing, provided that nothing in this Section 5.1 shall be deemed to obligate Metalico to perform any act in violation of applicable law or regulation.
     SECTION 5.2 Insider Information. Upon the registration or acceptance for trading of the Company’s stock by a Trading Platform, the Company’s obligations to individual Investors under Sections 3.1(iii) and (iv) shall automatically terminate unless, with respect to any individual Investor, such Investor delivers written notice to the Company to the effect that such Investor wishes to continue receiving the information contemplated thereunder. Each Investor acknowledges that receipt of such information may subject it to insider trading restrictions under federal securities law.
ARTICLE VI — INVESTOR REPRESENTATIONS AND WARRANTIES
     Each Investor, severally and not jointly, hereby makes the following representations and warranties to the Company as of the Closing Date:
     SECTION 6.1. Investor Review. Investor has had an opportunity to discuss in detail the Company’s business, management and financial affairs with the Company’s officers and management employees and has reviewed all documents and records of the Company which the Company has provided in response to any request by the Investor.
     SECTION 6.2. No Registration. Investor acknowledges that, because the Purchased Shares have not been registered under the Act, there are substantial restrictions on their transferability. Investor also acknowledges that (i) the Purchased Shares will not be, and the Investor has no rights to require that the Purchased Shares be, registered under the Act or under any other Federal or state securities laws; (ii) there will be no public market for the Purchased Shares; (iii) Investor will not be able to avail himself, herself, or itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Act with respect to the resale of the Purchased Shares, and will only be able to avail himself, herself or itself of the provisions of such Rule

144 with respect to the resale of the Purchased Shares pursuant to such Rule; (iv) he, she or it may have to hold the Purchased Shares indefinitely; and (v) it may not be possible for him, her or it to liquidate his, her, or its Investment.
     SECTION 6.3. Purchase for Account of Investor. The Purchased Shares are being acquired by the Investor solely for his, her or its own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement. In order to induce the Company to issue and sell the Purchased Shares subscribed for hereunder, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Purchased Shares by anyone but the Investor.
     SECTION 6.4. Experience of Investor/Risk Factors. The Investor (i) has substantial experience in investing in and evaluating investment opportunities in privately-held companies, (ii) is capable of evaluating the risks and merits of its investment in the Company, (iii) has the capacity to protect his, her or its own interests and (iv) acknowledges that the Purchased Shares are speculative investments. In addition, Investor has read and understands all of the Risk Factors as set forth in Exhibit A, and understand that the Risk Factors are not intended to be exclusive.
     SECTION 6.5. Accredited Investor. Investor is an “Accredited Investor” within the definition set forth in Rule 501(a) of the Act. The Investor (i) has adequate means of providing for his, her or its current needs and possible personal contingencies, and has no need for liquidity of the Investment; (ii) has a net worth sufficient to, and can bear the economic risk of, losing the entire Investment; and (iii) does not have an overall commitment to non-readily marketable investments which is disproportionate to his, her or its net worth and the Investment subscribed for herein will not cause such overall commitment to become excessive.
     SECTION 6.6. Organization; Powers. Each Investor is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to execute, deliver and perform its obligations under this Agreement.
     SECTION 7.2. Authorization. This Agreement has been duly authorized by all necessary limited partnership action on each Investor’s part and has been duly executed and delivered by each Investor’s duly authorized officers and constitutes each Investor’s legal, valid and binding obligations, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally.
ARTICLE VII — REPRESENTATIONS AND WARRANTIES OF METALICO
     Metalico hereby makes the following representations and warranties to each Investor:
               SECTION 7.1. Organization; Powers. Metalico is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.
               SECTION 7.2. Authorization. This Agreement has been duly authorized by all necessary corporate action on Metalico’s part and has been duly executed and delivered by Metalico’s duly authorized officers and constitutes Metalico’s legal, valid and binding obligations, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally.
ARTICLE VII — MISCELLANEOUS
     SECTION 8.1 Notices.
     (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or by overnight express mail or sent by facsimile, as follows:
     (i) if to the Company, to Beacon Energy Corp., 186 North Avenue East, 1st Floor, Cranford, NJ 07016 (Facsimile No. (908) 497-1097), with a copy to Kathleen M. Porter, Robinson & Cole LLP, One Boston Place, Boston, MA 02108 (Facsimile No. (617) 557-5999).

     (ii) if to any of the Investors, to such Investor, c/o The Argentum Group, 60 Madison Av., Suite 701, New York, NY 10010, Attention: Walter Barandiaran (Facsimile No. (212) 949-8294), with a copy to Andrew C. Peskoe, Esq., Golenbock Eiseman Assor Bell & Peskoe LLP, 437 Madison Avenue, New York, NY 10022 (Facsimile No. (212) 754-0330);
     (iii) if to Metalico, to Metalico, Inc., 186 North Ave. East , Cranford, NJ 07016, Attn: Carlos E. Agüero, President (Facsimile No. (908) 497-1097), with a copy to Metalico, Inc., 186 North Ave. East , Cranford, NJ 07016 , Attn: Arnold S. Graber, Executive Vice President and General Counsel (Facsimile No. (908) 497-1097).
or to such other addresses and to the attention of such other individuals as any party shall have designated to the other parties by notice given in the foregoing manner.
     (b) All notices and other communications given to any Party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) on the date on which it is sent by facsimile transmission with acknowledgement of receipt at the number to which it is required to be sent in each case to the intended recipient as set forth above.
     SECTION 8.2 Survival of Agreement; Indemnification. (a) All covenants, agreements, representations and warranties made by the Company and/or Metalico shall be considered to have been relied upon by each of the Investors and shall survive the Closing. All covenants, agreements, representations and warranties made by the Investors shall be considered to have been relied upon by each of the Company and/or Metalico and shall survive the Closing.
     (b) The Company agrees to indemnify and hold the Investors, Metalico and their respective partners, officers, directors, employees and advisors harmless against and in respect of any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees) that the Investors may suffer or incur arising out of or in connection with:
     (i) a breach of any of the representations, warranties, covenants or agreements made by the Company set forth herein, in the Voting Agreement or any Schedules or Exhibits hereto (notwithstanding any investigations or verifications made by or on behalf of the Investors);
     (ii) (A) any matter, claim or litigation where the Company is a party, (B) the Investors’ participation in management or business decisions or actions of or dealings with the Company or the service of any of the Investors or their designees as officers or directors of the Company, or (C) any third party claim or litigation arising out of or connected with the execution of this Agreement, the Voting Agreement or the consummation of the transactions contemplated hereby or referred to herein or the Investors’ investment in the Company, including, without limitation, any claim in respect of any fees, commissions or compensation of or by finders, consultants, investment bankers or placement agents, provided that there is no indemnification of the Investors under (A), (B) or (C) to the extent such matter, claim or litigation arises out of or is connected to a misrepresentation or breach by an Investor in this Agreement, the Voting Agreement, or in the consummation of the transactions contemplated hereby or referred to herein;
     (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any such indemnity.
     (b) The Investors agree, severally and not jointly, to indemnify and hold the Company, Metalico and their respective partners, officers, directors, employees and advisors harmless against and in respect of any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees) that any of them may suffer or incur arising out of or in connection with:
     (i) a breach of any of the representations, warranties, covenants or agreements made by the Investors set forth herein, in the Voting Agreement or any Schedules or Exhibits hereto; and
     (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any such indemnity.
     SECTION 8.3 Binding Effect. This Agreement shall become effective when it shall have been executed by both Parties.

     SECTION 8.4 Successors and Assigns.
     (a) Whenever in this Agreement any of the Parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such Party; and all covenants, promises and agreements by or on behalf of the Company, Metalico or any Investor that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     (b) Neither the Company nor Metalico shall assign or delegate any of their respective rights or duties hereunder without the prior written consent of the Investors, and any attempted assignment or delegation without such consent shall be null and void.
     SECTION 8.5 Expenses. The Company will pay directly all legal fees incurred by the Investors in connection with the preparation of this Agreement and all other related documents in connection therewith as well as any amendments, modifications or waivers of the provisions hereof or thereof.
     SECTION 8.6 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be enforced, governed and construed in all respects in accordance with the internal substantive laws of the State of Delaware (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction). Each Party hereby irrevocably submits and consents to the jurisdiction of Delaware with respect to any dispute, controversy, legal action or other proceeding that arises from, concerns or touches this Agreement or the Investment and acknowledges that he, she or it will accept service of process by registered or certified mail or the equivalent directed to his, her or its address set forth herein or by whatever other means are permitted by such courts. Each Party hereby acknowledges that said courts have jurisdiction over any such dispute, controversy, legal action or other proceeding and that he, she or its hereby waives any objection to personal jurisdiction or venue in these courts or that such courts are an inconvenient forum.
     SECTION 8.7 Waivers; Amendment. No failure or delay of an Investor in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Investors hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have.
     SECTION 8.8. Further Assurances. The Company, Metalico and each Investor each agree that they will execute any and all further documents, agreements and instruments, and take all further action that may be required (and that an Investor may reasonably request from time to time) in order to effectuate the transactions contemplated by this Agreement.
     SECTION 8.9 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any way, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).
     SECTION 8.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
[Signature page is the next page]

     IN WITNESS WHEREOF, the Parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BEACON ENERGY CORP.
By:
	Name:	Carlos E. Agüero
	Title:	Chairman

[INVESTOR]
By:
Name:
Title:

METALICO, INC.
By:
	Name:	Carlos E. Agüero
	Title:	President

Exhibit A
IMPORTANT: Investment in the securities offered hereunder involves a high degree of risk. Prospective investors should carefully consider, among other things, the factors set forth below, together with the other information provided to them, before making a decision to purchase the Purchased Shares offered hereby. If any of the following risks actually occurs, we may not be able to conduct our business as currently planned, and our financial condition and operating results could be seriously harmed. In that case, the value of our common stock could decline, and you could lose all or part of your investment.
We caution you that the following list of important factors is not exclusive. Additional risks and uncertainties not presently known to us, or risks that we currently consider immaterial, may also impair our operations or results. You should carefully consider the factors below and other uncertainties and events, as well as the risks identified in the biofuel business generally.
We have incurred losses and anticipate continued losses and negative cash flow.
The Company currently generates no income and has never been profitable. We expect to continue to incur net losses and generate negative cash flow until we can produce sufficient revenues to cover our costs. We may never become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future. Although there are none currently planned, it is highly likely that additional offerings will be required that will have the effect of diluting your investment. Adequate funds for the Company’s long term goals, whether through financial markets or collaborative or other arrangements with corporate partners or from other sources may not be available when needed. The Company has no commitments to obtain any additional funds and there can be no assurance that additional funds can be obtained on terms acceptable to the Company, if at all.
Our results will be highly dependent on commodity prices, which are subject to significant volatility and uncertainty, and the availability of supplies, so our results could fluctuate substantially.
     The Company’s results are substantially dependent on many different commodity prices, especially prices for feedstock, biodiesel, petroleum diesel and materials used in the construction of a biodiesel plant. As a result of the volatility of the prices for these items, our results may fluctuate substantially and the Company may experience periods of declining prices for our products and increasing costs for our raw materials, which could result in operating losses.
     The price of feedstock is influenced by market demand, the Company, other conditions, animal processing and rendering plant decisions, factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors. These factors include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The significance and relative effect of these factors on the price of feedstock is difficult to predict. Any event that tends to negatively affect the supply of feedstock, such as increased demand, adverse weather or crop disease, could increase feedstock prices and potentially harm our business and make it unprofitable to operate. In addition, the Company may also have difficulty, from time to time, in physically sourcing feedstock on economical terms due to supply shortages. Such a shortage could require us to suspend operations until feedstock is available at economical terms, which would have a material adverse effect on our business, results of operations and financial position. Existing and additional biodiesel facilities will compete in the procurement of feedstock which could result in shortages and/or increases in price, which would negatively impact the Company. In addition, there are alternative uses for many of the biodiesel feedstocks which could also result in shortages and/or price increases.
     Biodiesel fuel is a commodity whose price is determined based on the price of petroleum diesel, world demand, supply and other factors, all of which are beyond our control. World prices for biodiesel fuel have fluctuated widely in recent years. The Company expects that prices will continue to fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return on our investment in biodiesel plants and on our general financial condition. Price fluctuations for biodiesel fuel may also impact the investment market, and our ability to raise investor capital. Although market prices for biodiesel fuel rose to near-record levels during 2007 and have remained near those levels since then, there is no assurance that these prices will remain at high levels. Future decreases in the prices of biodiesel or petroleum diesel fuel may have a material adverse effect on our financial condition and future results of operations.
Reliance on Key Personnel
The Company’s success is, and will continue to be, substantially dependent upon the continued services of its current management. The inability or unwillingness of existing management to continue to operate in their respective capacities would materially and adversely affect the Company’s operating results and the ability of the Company to manage its operations.
Competition
The Company is still relatively small, and it faces competition from larger, well capitalized companies that develop their own products and systems, similar to the products and systems that the Company is developing. Competition could adversely affect the overall profitability of the Company.

Exhibit A
Lack of Liquidity in Investment
The Purchased Shares have not been registered under the Securities Act of 1933, or any state securities laws and, unless and until so registered, will be subject to significant restrictions on resale. The Company does not intend to register any of its securities or to list any of its securities on any national securities exchange or to seek the admission thereof to trading on any NASDAQ market or electronic bulletin board. Prior to this Offering, there has been no public market for any of the Company’s securities.
Substantial Control by Officers, Directors and Founders
Currently, the Company is controlled by a very small group of stockholders who will and, subsequent to this offering, will continue to control and influence the operation of the Company. Accordingly, subscribers to this offering will have no control or influence over the day-to-day activities of the Company by virtue of their investment.
The U.S. biodiesel industry is highly dependent upon myriad federal and state legislation and regulation.
     The production of biodiesel is made significantly more competitive by federal and state tax incentives. The federal excise tax incentive program for biodiesel was originally enacted as part of the American Jobs Creation Act of 2004 and the current federal program provides fuel blenders, generally distributors, with a one cent tax credit for each percentage point of vegetable oil derived biodiesel blended with petroleum diesel. For example, distributors that blend soybean derived biodiesel with petroleum diesel into a B20 blend would receive a twenty cent per gallon excise tax credit. The program also provides blenders of recycled oils, such as yellow grease from restaurants, with a one-half cent tax credit for each percentage point of recycled oil derived biodiesel blended with petroleum diesel. For example, distributors that blend recycled oil derived biodiesel with petroleum diesel into a B20 blend would receive a ten cent per gallon excise tax credit.
     In addition, a number of states provide mandates, programs and other incentives to increase biodiesel production and use, such as mandates for fleet use or for overall use within the state, tax credits, financial grants, tax deductions, financial assistance, tax exemptions and fuel rebate programs. These incentives are meant to lower the cost of biodiesel in comparison to petroleum diesel. The elimination or significant reduction in the federal excise tax incentive program or state incentive programs benefiting biodiesel may have a material and adverse effect on the Company’s results of operation and financial condition.
Forward Looking Statements And Uncertainty Of Financial Projections
Statements that are not based on historical fact, including without limitation statements containing the words “believes,” “anticipates,” “intends,” “expects,” and words of similar import, or references to strategy, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Potential investors should consider all financial forecasts previously provided by the Company in light of the underlying assumptions to reach their own conclusions as to the reasonableness of those assumptions and to evaluate the projections on the basis of that analysis. The Company does not make any representation or warranty as to the accuracy or completeness of any projections.